Exhibit 99.1
RELEASE:  IMMEDIATE
GETTY REALTY CORP. ANNOUNCES

FINANCIAL RESULTS FOR THE QUARTER AND NINE MONTHS

ENDED SEPTEMBER 30, 2007

JERICHO, NY, October 30, 2007 --- Getty Realty Corp. (NYSE-GTY) today reported its financial results for the quarter and nine months ended September 30, 2007.

 Net earnings increased by $1.5 million to $12.8 million for the quarter ended September 30, 2007 as compared to $11.3 million for the quarter ended September 30, 2006. Net earnings increased by $0.4 million to $33.3 million for the nine months ended September 30, 2007 as compared to $32.9 million for the nine months ended September 30, 2006. Net earnings before discontinued operations were $10.1 million for the quarter ended September 30, 2007 and $11.2 million for the quarter ended September 30, 2006, a decrease of $1.1 million. Net earnings before discontinued operations were $29.3 million for the nine months ended September 30, 2007 as compared to $32.8 million for the nine months ended September 30, 2006, a decrease of $3.5 million.

The results for the quarter ended September 30, 2007 include the effect of the $84.6 million acquisition of convenience stores and gas station properties which was substantially completed by the end of the first quarter. The results for the nine months ended September 30, 2007 include the effect of the acquisition for a six month period commencing with the beginning of the second quarter. In addition, Getty Realty Corp. purchased nine properties during the nine months ended September 30, 2007 for an aggregate purchase price of $4.8 million. Approximately $3.3 million of those acquisitions were funded with proceeds from dispositions of real estate using tax free exchanges.

Net earnings before discontinued operations for the quarter and nine months ended September 30, 2007 include higher environmental, general and administrative, depreciation and amortization and interest expenses, which were partially offset by additional rental revenues from properties acquired and rent escalations, higher other income and lower rental property expenses as compared to the respective prior year periods.

The operating results and gains or losses from certain dispositions of real estate are reclassified as discontinued operations. Discontinued operations for the quarter and nine months ended September 30, 2007 are primarily comprised of gains on dispositions of real estate.

Funds from operations, or FFO, were $11.5 million for the quarter and $35.1 million for the nine months ended September 30, 2007, as compared to $12.5 million and $37.6 million for the respective prior year periods. Adjusted funds from operations, or AFFO, were $10.6 million for the quarter and $32.2 million for the nine months ended September 30, 2007, as compared to $11.0 million and $34.5 million for the respective prior year periods. FFO and AFFO decreased while net earnings increased, for the quarter and nine month periods, because certain items which are included in the changes in net earnings are excluded from FFO and AFFO. The decreases in FFO were primarily due to the changes in net earnings described above but exclude the increases in depreciation and amortization expense and the increases in gains on dispositions of real estate. The decreases in AFFO also exclude the decreases in income tax benefit and deferred rental revenue and the increases in net amortization of above-market and below-market leases (which are included in net earnings and FFO but are excluded from AFFO). FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

Diluted earnings per share increased by $0.06 per share for the quarter and $0.01 per share for the nine months ended September 30, 2007 to $0.52 per share and $1.34 per share, respectively, as compared to $0.46 and $1.33 per share for the respective prior year periods. FFO for the quarter and nine months ended September 30, 2007, were $0.46 per share and $1.42 per share, respectively, as compared to $0.50 per share and $1.52 per share for the respective prior year periods. AFFO for the quarter and nine months ended September 30, 2007, were $0.43 per share and $1.30 per share, respectively, as compared to $0.45 per share and $1.39 per share for the respective prior year periods.

Revenues from rental properties increased by $2.3 million for the quarter and $4.7 million for the nine months ended September 30, 2007 to $20.3 million and $58.8 million, respectively as compared to $18.0 million and $54.1 million for the respective prior year periods. Rent received was $19.3 million for the quarter and $55.9 million for the nine months ended September 30, 2007, as compared with $17.3 million for the quarter and $51.7 million for the nine months period ended 2006. The increases in rent received were primarily due to rental income from property acquisitions and rent escalations. In addition to rent received, revenues from rental properties include deferred rental revenues accrued due to recognition of rental income on a straight-line basis of $0.6 million for the quarter and $2.0 million for the nine months ended September 30, 2007, as compared to $0.7 million and $2.4 million for the respective prior year period. Revenues from rental properties also increased due to the inclusion of $0.4 million of net amortization of above-market and below-market leases for the quarter and $0.9 million for the nine months ended September 2007 related to the properties acquired in 2007. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases.

Environmental expenses, net for the quarter ended September 30, 2007 increased by $1.2 million to $2.8 million, as compared to $1.6 million for the prior year quarter and increased by $3.3 million to $6.9 million, as compared to $3.6 million for the nine months ended September 30, 2007. The net increases in environmental expenses for the three and nine month periods were primarily due to increases in the second and third quarters of 2007 in change in estimated environmental costs, net of estimated recoveries from state underground storage tank funds, and increases in environmental related litigation expenses and legal fees recorded as compared to the comparable periods last year. The increase in the change in estimated environmental costs for the three and nine months ended September 30, 2007 were due to the increase in project scope or duration and related cost forecasts at a limited number of properties including one site that we agreed to remediate as a result of a legal settlement, with the State of New York, and regulator mandated project changes at other sites. The increase in environmental related litigation expenses for the nine months ended September 30, 2007 was due to $0.3 million of higher legal fees and $0.6 million of higher litigation loss reserves.

General and administrative expenses increased by $0.1 million for the quarter and $0.6 million for the nine months ended September 30, 2007 to $1.5 million and to $4.8 million, respectively, as compared to $1.4 million and $4.1 million for the respective prior year periods. The increase in general and administrative expenses for the nine months was due to $0.2 million of higher professional fees and a charge of $0.1 million to insurance loss reserves recorded in 2007 as compared to a credit of $0.3 million to insurance loss reserves recorded in 2006. The insurance loss reserves were established under a self-funded insurance program that was terminated in 1997.

Depreciation and amortization expense increased by $0.7 million for the quarter and $1.4 million for the nine months ended September 30, 2007 to $2.6 million and $7.2 million, respectively, as compared to $1.9 million and $5.8 million for the respective prior year periods. Depreciation and amortization expense increased due to the acquisition of properties.

Gains on dispositions of real estate, included in other income and discontinued operations, increased by an aggregate of $3.2 million to $3.9 million for the quarter and $4.2 million to $5.4 million for the nine months ended September 30, 2007, as compared to $0.7 million and $1.2 million for the respective prior year periods.

Interest expense increased by $1.3 million to $2.3 million for the quarter and by $2.9 million to $5.5 million for the nine months ended September 30, 2007, as compared to $1.0 million and $2.6 million for the respective prior year periods. Interest expense increased primarily due to additional borrowings used to finance the acquisition of properties.

Getty Realty Corp.’s Third Quarter Earnings Conference Call is scheduled for tomorrow, Wednesday, October 31, 2007 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 913-312-0978 five to ten minutes before the scheduled start time and reference pass code 8211436. If you cannot participate in the live event, a replay will be available beginning on October 31, 2007 at noon though midnight, November 2, 2007. To access the replay, please dial 719-457-0820 and reference pass code 8211436.

Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership and leasing of convenience store/gas station properties and petroleum distribution terminals. The Company owns and leases approximately 1,100 properties throughout the United States.

CERTAIN STATEMENTS IN THIS CURRENT REPORT ON FORM 8-K MAY CONSTITUTE “FORWARD LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. INFORMATION CONCERNING FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, AS WELL AS IN THE OTHER FILINGS WE MAKE WITH THE SECURITIES AND EXCHANGE COMMISSION. WE UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	September 30,	December 31,
Assets:	2007	2006

Real Estate:
Land	$222,497	$180,409
Buildings and improvements	251,597	203,149
	474,094	383,558
Less – accumulated depreciation and amortization	(120,586)	(116,089)
Real estate, net	353,508	267,469
Deferred rent receivable	34,219	32,297
Cash and cash equivalents	1,504	1,195
Recoveries from state underground storage tank funds, net	4,409	3,845
Mortgages and accounts receivable, net	4,612	3,440
Prepaid expenses and other assets	6,412	1,037
Total assets	$404,664	$309,283

Liabilities and Shareholders' Equity:

Debt	$128,820	$45,194
Environmental remediation costs	19,581	17,201
Dividends payable	11,538	11,284
Accounts payable and accrued expenses	20,422	10,029
Total liabilities	180,361	83,708
Commitments and contingencies	~~--~~	~~--~~
Shareholders' equity:
Common stock, par value $.01 per share; authorized
50,000,000 shares; issued 24,764,875 at September 30, 2007 and 24,764,765 at December 31, 2006	248	248
Paid-in capital	258,837	258,647
Dividends paid in excess of earnings	(33,558)	(32,499)
Accumulated other comprehensive loss	(1,224)	(821)
Total shareholders' equity	224,303	225,575
Total liabilities and shareholders' equity	$404,664	$309,283

GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

Revenues from rental properties	$20,255	$17,994	$58,823	$54,112

Expenses:
Rental property expenses	2,295	2,404	7,082	7,370
Environmental expenses, net	2,838	1,638	6,862	3,528
General and administrative expenses	1,525	1,383	4,758	4,123
Depreciation and amortization expense	2,598	1,886	7,164	5,787
Total expenses	9,256	7,311	25,866	20,808
Operating income	10,999	10,683	32,957	33,304

Other income, net	1,419	809	1,809	1,367
Interest expense	(2,314)	(979)	(5,502)	(2,607)
Net earnings before income taxes and discontinued operations	10,104	10,513	29,264	32,064
Income tax benefit	-	700	-	700
Net earnings before discontinued operations	10,104	11,213	29,264	32,764

Discontinued operations:
Net earnings from discontinued operations	144	63	272	155
Gains on dispositions of real estate from discontinued operations	2,598	-	3,771	-
Net earnings from discontinued operations	2,742	63	4,043	155

Net earnings	$12,846	$11,276	$33,307	$32,919

Basic earnings per common share:
Net earnings before discontinued operations	$.41	$.46	$1.18	$1.32
Discontinued operations	.11	-	.16	.01
Net earnings	$.52	$.46	$1.34	$1.33

Diluted earnings per common share:
Net earnings before discontinued operations	$.41	$.46	$1.18	$1.32
Discontinued operations	.11	-	.16	.01
Net earnings	$.52	$.46	$1.34	$1.33

Weighted average shares outstanding:
Basic	24,765	24,739	24,765	24,727
Stock options and restricted stock units	27	25	23	25
Diluted	24,792	24,764	24,788	24,752

Dividends declared per share	$.465	$.455	$1.385	$1.365

GETTY REALTY CORP. AND SUBSIDIARIES
RECONCILIATION OF NET EARNINGS TO FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Net earnings	$12,846	$11,276	$33,307	$32,919

Depreciation and amortization of real estate assets	2,598	1,886	7,164	5,787
Gains on dispositions of real estate	(1,350)	(695)	(1,615)	(1,152)
Non-FFO items reported in discontinued operations:
Depreciation and amortization of real estate assets	16	5	22	16
Gains on dispositions of real estate	(2,598)	-	(3,771)	-
Funds from operations	11,512	12,472	35,107	37,570
Deferred rental revenue (straight-line rent)	(647)	(732)	(1,997)	(2,354)
Net amortization of above-market and below-market leases	(374)	-	(928)	-
Income tax benefit	-	(700)	-	(700)
Non-AFFO items reported in discontinued operations:
Deferred rental revenue (straight-line rent)	76	(17)	75	9
Amortization of below-market leases	(14)	-	(14)	-
Adjusted funds from operations	$10,553	$11,023	$32,243	$34,525

Diluted per share amounts:
Earnings per share	$.52	$.46	$1.34	$1.33
Funds from operations per share	$.46	$.50	$1.42	$1.52
Adjusted funds from operations per share	$.43	$.45	$1.30	$1.39

Diluted weighted average shares outstanding	24,792	24,764	24,788	24,752

In addition to measurements defined by generally accepted accounting principles (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, non-FFO items reported in discontinued operations and extraordinary items. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and, accordingly, may not be comparable.

Getty believes that FFO is helpful to investors in measuring its performance because FFO excludes various items included in GAAP net earnings that do not relate to, or are not indicative of, Getty’s fundamental operating performance such as gains or losses from property dispositions and depreciation and amortization of real estate assets. In Getty’s case, however, GAAP net earnings and FFO include the significant impact of deferred rental revenue (straight-line rental revenue) and net amortization of above-market and below-market leases on its recognition of revenues from rental properties. Deferred rental revenue primarily results from fixed rental increases scheduled under certain leases with its tenants. In accordance with GAAP, the aggregate minimum rent due over the initial term of these leases is recognized on a straight-line basis rather than when due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. GAAP net earnings and FFO may also include an income tax provision or benefit recognized due to adjustments in amounts accrued for uncertain tax positions related to being taxed as a C-corp., rather than as a REIT, prior to 2001. As a result, Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that Getty defines as FFO less straight-line rental revenue, net amortization of above-market and below-market leases and income taxes. In Getty’s view, AFFO provides a more accurate depiction than FFO of the impact of scheduled rent increases under these leases, rental revenue from in-place leases and Getty’s election to be taxed as a REIT beginning in 2001. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity.

Contact	Thomas J. Stirnweis
(516) 478-5403